QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-192105 on Form S-3 of our report dated April 15, 2013, relating to the consolidated financial statements of Southcross Energy Partners, L.P. and subsidiaries appearing in the Annual Report on Form 10-K of Southcross Energy Partners, L.P. for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
November 29, 2013

QuickLinks

  Exhibit 23.1